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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To Vestcom International, Inc.:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Registration Statement File No. 333-23519.

                                    /s/ ARTHUR ANDERSEN L.L.P.

Roseland, New Jersey
May 7, 1997